EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On April 30, 2010, Chemical Financial Corporation (Chemical or CHFC) and O.A.K. Financial Corporation (OAK) completed the merger in which OAK merged with and into Chemical, with Chemical as the surviving corporation. The following unaudited pro forma combined balance sheet as of March 31, 2010 and the unaudited pro forma combined income statement for the three months ended March 31, 2010, have been prepared to reflect the merger of OAK into Chemical as if the merger had occurred on March 31, 2010, with respect to the balance sheet, and as of January 1, 2010, with respect to the income statement, in each case giving effect to the pro forma adjustments described in the accompanying notes. Merger and integration costs incurred and further expected to be incurred in conjunction with this transaction are not included in the pro forma income statement.

The pro forma adjustments are based on estimates made for the purpose of preparing this pro forma financial information. The actual adjustments to the accounts will be made based on the underlying historical financial data and their respective fair values at April 30, 2010. The purchase price was computed based on Chemical's closing stock price of $23.70 per share on April 30, 2010, the date the merger was consummated. Chemical's management believes that the estimates used in this pro forma financial information are reasonable under the circumstances. However, numerous circumstances, including changes in interest rates or changes in economic conditions within the State of Michigan, could cause actual fair values at April 30, 2010 to be significantly different than the fair values used in this pro forma financial information. Chemical has engaged a valuation specialist to assist in the process of developing fair values as of April 30, 2010 for financial reporting purposes.

The unaudited pro forma combined financial information has been prepared based on the acquisition method of accounting found in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805 - Business Combinations (ASC 805), with 3,530,129 shares of Chemical common stock issued in the merger, subject to adjustment in certain limited circumstances. In addition, 26,425 stock options were issued by Chemical in exchange for vested stock options outstanding at OAK. In accordance with ASC 805, the purchase price is allocated to OAK assets and liabilities acquired using their estimated fair value values as of March 31, 2010.

The unaudited pro forma combined balance sheet as of March 31, 2010 is not necessarily indicative of the combined financial position had the merger been effective at that date. The unaudited pro forma combined income statement is not necessarily indicative of the results of operations that would have occurred had the merger been effective at the beginning of the period indicated, or of the future results of operations of Chemical. This pro forma financial information should be read in conjunction with historical financial statements and the related notes of Chemical and OAK previously filed with the Securities and Exchange Commission.

This pro forma financial information does not include the effects of any potential cost savings which management believes could result after the completion of the merger. In addition, subsequent to the merger completion date, there may be further refinements of the purchase price allocation as additional information becomes available.

Chemical Financial Corporation and O.A.K. Financial Corporation
Pro Forma Combined Balance Sheets
March 31, 2010
(Unaudited)

	CHFC	OKFC	Pro Forma Adjustments		Pro Forma
	(Dollar amounts in thousands, except per share data)
Assets
Cash and cash equivalents	$447,371	$22,468	$(4,702)	(1)	$450,137
			(15,000)	(2)
Investment securities	690,716	73,988	-		764,704
Other securities	22,128	5,321	-		27,449
Loans held-for-sale	4,943	1,727	-		6,670
Total loans	2,988,315	686,783	(44,305)	(3)	3,630,793
Allowance for loan losses	(84,155)	(15,522)	15,522	(4)	(84,155)
Net loans	2,904,160	671,261	(28,783)		3,546,638
Premises and equipment, net	54,438	14,769	-		69,207
Goodwill	69,908	-	30,339	(5)	100,247
Other intangible assets	5,242	180	10,402	(6)	15,824
Interest receivable and other assets	93,723	22,124	10,335	(7)	126,182
Total Assets	$4,292,629	$811,838	$2,591		$5,107,058

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing	$558,470	$80,546	$-		$639,016
Interest-bearing	2,915,869	610,608	3,332	(8)	3,514,809
			(15,000)	(2)
Total deposits	3,474,339	691,154	(11,668)		4,153,825
Interest payable and other liabilities	28,264	4,455	2,700	(9)	35,419
Short-term borrowings	237,712	5,600	-		243,312
Federal Home Loan Bank (FHLB) advances	80,000	40,190	1,858	(8)	122,048
Total liabilities	3,820,315	741,399	(7,110)		4,554,604
Shareholders' equity:
Preferred stock, no par value	-	-	-		-
Common stock, $1 par value per share:	23,903	2,703	(2,703)	(10)	27,433
			3,530	(11)
Additional paid-in capital	348,136	32,778	(32,778)	(10)	428,308
			80,172	(11)
Retained earnings	112,900	32,437	(32,437)	(10)	109,338
			(3,562)	(1)
Accumulated other comprehensive income (loss)	(12,625)	2,521	(2,521)	(10)	(12,625)
Total shareholders' equity	472,314	70,439	9,701		552,454
Total Liabilities and Shareholders' Equity	$4,292,629	$811,838	$2,591		$5,107,058

Book value per share	$19.76	$26.06			$20.14
Tangible book value per share	16.74	26.05			16.03

(1)

Reflects legal, accounting, financial advisory and other non-recurring costs directly attributable to the closing of the transaction which are not expected to have a continuing impact on operations, and therefore, are not included in the Pro Forma Combined Income Statement.

(2)	Eliminate intercompany cash deposit balances.
(3)	Adjust loans acquired from OAK to estimated fair value, including both an interest rate component and a credit component for estimated inherent losses within OAK's loan portfolio.
(4)	Reverse allowance for loan losses for OAK as credit risk is included in the estimated fair value adjustment in (3) above.
(5)	Recognize goodwill after adjusting acquired assets and liabilities of OAK to estimated fair value.
(6)

Recognize estimated fair value of core deposit intangible (CDI) asset associated with OAK's deposit liabilities assumed. Also recognize estimated fair value of noncompete agreements and acquired mortgage servicing rights.

(7)	Recognition of net deferred tax asset for estimated fair value adjustments at 35%.
(8)	Adjust fixed-rate interest-bearing deposit liabilities and FHLB borrowings to estimated fair value based on discounted future cash flows.
(9)	Adjust for recognition of certain change of control agreements as acquired liabilities of OAK.
(10)	Eliminate equity of OAK.
(11)	Adjust for issuance of 3,530,129 shares of CHFC common stock (based on April 30, 2010 market price per share of Chemical of $23.70) plus estimated fair value of stock options issued.

Chemical Financial Corporation and O.A.K. Financial Corporation
Pro Forma Combined Income Statement
Three-Month Period Ended March 31, 2010
(Unaudited)

	CHFC	OKFC	Pro Forma Adjustments		Pro Forma
	(Dollar amounts in thousands, except per share data)

Interest income	$46,122	$9,441	$639	(12)	$56,202
Interest expense	9,734	2,908	(938)	(13)	11,704
Net interest income	36,388	6,533	1,577		44,498
Provision for loan losses	14,000	2,800	-		16,800
Net interest income after provision for loan losses	22,388	3,733	1,577		27,698
Noninterest income	9,440	2,071	-		11,511
Operating expenses	29,189	5,890	528	(14)	34,567
			(1,040)	(15)
Income (loss) before income taxes	2,639	(86)	2,089		4,642
Federal income tax expense (benefit)	350	(190)	940	(16)	1,100
Net income	$2,289	$104	$1,149		$3,542

Net income per common share:
Basic	$0.10	$0.04			$0.13
Diluted	0.10	0.04			0.13
Weighted average shares outstanding:
Basic	23,903	2,703	3,530	(17)	27,433
Diluted	23,921	2,703	3,530	(17)	27,451

(12)	Adjust for accretion attributable to estimated fair value to loans.
(13)	Adjust for premium amortization attributable to fixed-rate interest-bearing deposit liabilities and FHLB borrowings.
(14)	Adjust for amortization of core deposit intangible over a period of 10 years on an accelerated basis. Also adjust for amortization of noncompete agreements and mortgage servicing rights.
(15)	Adjust for nonrecurring transaction related expenses included in the first quarter of 2010 income statements of CHFC and OAK.
(16)	Recognize the tax impact of pro forma acquisition adjustments at 35%, net of nondeductible acquisition expenses.
(17)	Pro forma shares computed by multiplying the merger exchange ratio of 1.306 shares by OAK's 2.703 million shares outstanding.